EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Republic Services, Inc. of our report dated March 2, 2009 (except Note 1, Note 5 and Note 14, as to which the date is June 5, 2009), with respect to the consolidated financial statements and schedule of Republic Services, Inc. and our report dated March 2, 2009, with respect to the effectiveness of internal control over financial reporting of Republic Services, Inc., included in the Current Report (Form 8-K) for the year ended December 31, 2008:

Form S-8 No.	333-81801 Republic Services 401(k) Plan

Form S-8 No.	333-78125 1998 Stock Incentive Plan

Form S-8 No.	333-45542 Republic Services, Inc. Amended and Restated Employee Stock Purchase Plan

Form S-8 No.	333-104048 Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan

Form S-8 No.	333-150943 Republic Services, Inc. 2007 Stock Incentive Plan

Form S-8 No.	333-156070 Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)
/s/ ERNST & YOUNG LLP
Phoenix, Arizona
June 5, 2009